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Exhibit 2.k.2

EXECUTION VERSION

AMENDMENT NO. 13 TO
LOAN FUNDING AND SERVICING AGREEMENT
(VFCC Transaction with ACS Funding Trust I)

        THIS AMENDMENT NO. 13 TO LOAN FUNDING AND SERVICING AGREEMENT, dated as of May 16, 2003 (this "Amendment"), is entered into by and among ACS FUNDING TRUST I, as the borrower (in such capacity, the "Borrower"), AMERICAN CAPITAL STRATEGIES, LTD., as the servicer (in such capacity, the "Servicer"), certain INVESTORS, VARIABLE FUNDING CAPITAL CORPORATION, as a lender (in such capacity, a "Lender"), WACHOVIA SECURITIES, INC. (f/k/a First Union Securities, Inc. and successor-in-interest to First Union Capital Markets Corp.), as the deal agent (in such capacity, the "Deal Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a First Union National Bank) ("WBNA"), as a lender (in such capacity, a "Lender") and as the liquidity agent (in such capacity, the "Liquidity Agent"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (f/k/a Norwest Bank Minnesota, National Association), as the collateral custodian (in such capacity, the "Collateral Custodian") and as the backup servicer (in such capacity, the "Backup Servicer"), and is acknowledged and agreed to by WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a First Union National Bank), as the hedge counterparty (in such capacity, the "Hedge Counterparty"). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement (as defined below).

R E C I T A L S

        WHEREAS, the parties hereto entered into that certain Loan Funding and Servicing Agreement, dated as of March 31, 1999, as amended by that Amendment No. 1, dated as of June 30, 1999, Amendment No. 2, dated as of September 24, 1999, Amendment No. 3, dated as of December 14, 1999, Amendment No. 4, dated as of June 16, 2000, Amendment No. 5, dated as of December 20, 2000, Amendment No. 6, dated as of March 29, 2001, Amendment No. 7, dated as of April 19, 2001, Amendment No. 8, dated as of January 15, 2002, Amendment No. 9, dated as of March 29, 2002, Amendment No. 10, dated as of June 24, 2002, Amendment No. 11, dated as of December 30, 2002 and Amendment No. 12, dated as of March 25, 2003 (such agreement as amended, modified, supplemented, waived or restated from time to time, the "Agreement");

        WHEREAS, the parties hereto desire to amend the Agreement to provide for an extension of the Facility Increase Expiration Date and the Facility Termination Date and in certain other respects as provided herein;

        NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

        SECTION 1.    Amendments.    The following definitions in Section 1.1 of the Agreement are hereby amended and restated in their entirety as follows:

          "ACAS Business Loan Trust 2003-1 Transaction: That certain private placement transaction of commercial loan-backed notes pursuant to Rule 144A and Regulation S issued by ACAS Business Loan Trust 2003-1, which is scheduled to close on or before May 30, 2003."

          "Commitment Termination Date: June 13, 2003, or such later date to which the Facility Termination Date may be extended, if extended, in the sole discretion of each Investor in accordance with the terms of subsection 2.1(b)."

          "Facility Amount: (a) Prior to the Facility Increase Expiration Date, $275,000,000; and (b) on and after the Facility Increase Expiration Date, $225,000,000; provided, however, on and after the Termination Date, the Facility Amount shall be zero."

          "Facility Increase Expiration Date: The earlier to occur of (a) May 30, 2003 and (b) the closing of the ACAS Business Loan Trust 2003-1 Transaction."

        SECTION 2.    Agreement in Full Force and Effect as Amended and Waived.

        Except as specifically amended and waived hereby, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the Agreement, the "Loan Funding and Servicing Agreement," "hereof," "herein," or words of similar effect referring to the Agreement shall be deemed to mean the Agreement as amended hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment and waiver thereof. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein.

        SECTION 3.    Representations.

        Each of the Borrower and Servicer represent and warrant as of the date of this Amendment as follows:

          (i)    it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

          (ii)   the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, bylaws, or other organizational documents, or (B) any Applicable Law;

          (iii)  no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

          (iv)  this Amendment has been duly executed and delivered by it;

          (v)   this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity;

          (vi)  it is not in default under the Agreement; and

          (vii) there is no Termination Event, Unmatured Termination Event, or Servicer Termination Event.

        SECTION 4.    Conditions Precedent.

        The effectiveness of this Amendment is subject to the due execution of this Amendment by each of the parties hereto.

        SECTION 5.    Miscellaneous.

        (a)   This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

        (b)   The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

        (c)   This Amendment may not be amended or otherwise modified except as provided in the Agreement.

        (d)   WBNA certifies by execution hereof that it is an Investor with Commitments in excess of 66 2/3% of the Facility Amount, and therefore is a Required Investor pursuant to the Agreement.

        (e)   The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

        (f)    Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

        (g)   This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

        (h)   THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	ACS FUNDING TRUST I
By:
Name:
Title:
ACS Funding Trust I c/o American Capital Strategies, Ltd. 2 Bethesda Metro Center, 14th Floor Bethesda, Maryland 20814 Attention: Compliance Officer Facsimile: (301) 654-6714 Telephone: (301) 951-6122
THE SERVICER:	AMERICAN CAPITAL STRATEGIES, LTD.
By:
Name:
Title:
American Capital Strategies, Ltd. 2 Bethesda Metro Center, 10 Floor Bethesda, Maryland 20814 Attention: Compliance Officer Facsimile: (301) 654-6714 Telephone: (301) 951-6122

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE INVESTORS:	WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a First Union National Bank)
By:
Name:
Title:
Commitment: $275,000,000; provided, however, that the sum of the Commitments of the Investors and the Lender shall not exceed the Facility Amount.

Wachovia Bank, National Association
One Wachovia Center, Mail Code: NC0610
301 South College Street
Charlotte, North Carolina 28288
Attention:    Raj Shah
Facsimile:    (704) 383-4012
Telephone: (704) 374-6230

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LENDER:	VARIABLE FUNDING CAPITAL CORPORATION
By Wachovia Securities, Inc. (f/k/a First Union Securities, Inc. and successor-in-interest to First Union Capital Markets Corp.), as attorney-in-fact
By:
Name:
Title:

Variable Funding Capital Corporation
c/o Wachovia Securities, Inc.
One Wachovia Center, Mail Code: NC0610
301 South College Street
Charlotte, North Carolina 28288
Attention:    Conduit Administration
Facsimile:    (704) 383-6036
Telephone: (704) 383-9343
with a copy to:
Lord Securities Corp. 2 Wall Street, 19th Floor New York, New York 10005 Attention: Vice President Facsimile: (212) 346-9012 Telephone: (212) 346-9008

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE BACKUP SERVICER:	WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (f/k/a Norwest Bank Minnesota, National Association)
By:
Name:
Title:
Wells Fargo Bank Minnesota, National Association Sixth Street and Marquette, MAC: N9311-161 Minneapolis, Minnesota 55479
	Attention:	Corporate Trust Services Asset-Backed Administration
	Facsimile:	(612) 667-3464
	Telephone:	(612) 667-8058
THE COLLATERAL CUSTODIAN:	WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (f/k/a Norwest Bank Minnesota, National Association)
By:
Name:
Title:
Wells Fargo Bank Minnesota, National Association Sixth Street and Marquette, MAC: N9311-161 Minneapolis, Minnesota 55479
	Attention:	Corporate Trust Services Asset-Backed Administration
	Facsimile:	(612) 667-3464
	Telephone:	(612) 667-8058

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE DEAL AGENT:	WACHOVIA SECURITIES, INC. (f/k/a First Union Securities, Inc. successor-in-interest to First Union Capital Markets Corp.)
By:
Name:
Title:
Wachovia Securities, Inc. One Wachovia Center, Mail Code: NC0610 301 South College Street Charlotte, North Carolina 28288 Attention: Mary K. Jett Facsimile: (704) 383-4012 Telephone: (704) 383-0906
LENDER AND LIQUIDITY AGENT	WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a First Union National Bank)
By:
Name:
Title:

Wachovia Bank, National Association
One Wachovia Center, Mail Code: NC0610
301 South College Street
Charlotte, North Carolina 28288
Attention:    Raj Shah
Facsimile:    (704) 383-4012
Telephone: (704) 374-6230
Lender Commitment: $30,000,000; provided, however, that the sum of the Commitments of the Investors and the Lender shall not exceed the Facility Amount.

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Acknowledged and Agreed to as of the date written above.
WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a First Union National Bank), as the Hedge Counterparty
By:
Name:
Title:
Wachovia Bank, National Association One Wachovia Center, Mail Code: NC0610 Charlotte, North Carolina 28288 Attention: Raj Shah Facsimile: (704) 383-4012 Telephone: (704) 374-6230

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AMENDMENT NO. 13 TO LOAN FUNDING AND SERVICING AGREEMENT (VFCC Transaction with ACS Funding Trust I)